EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-116637, 333-107795, 333-98545, 333-34522, 333-50605, 333-59075, 333-59077, 333-59079, 333-126725, 333-146231, 333-162961 and 333-162964) and on Form S-3 (No. 333-160157) of American Dental Partners, Inc. of our report dated March 12, 2010, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Boston, MA

March 12, 2010